Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kenneth Boerger	Lisa Fell
Vice President and Treasurer	Director of Corporate Communications
(419) 325-2279	(419) 325-2001
ken.boerger@libbey.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 21, 2014

LIBBEY INC. ANNOUNCES FULL YEAR AND FOURTH QUARTER 2013 FINANCIAL RESULTS

Company announces 45.9 percent improvement in income from operations to $19.1 million for the fourth quarter of 2013, compared to $13.1 million in the prior-year quarter. Adjusted income from operations of $26.7 million and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $37.6 million were both records for any fourth quarter in Company history

TOLEDO, OHIO, FEBRUARY 21, 2014--Libbey Inc. (NYSE MKT: LBY) today reported results for the full year and fourth quarter-ended December 31, 2013.

Segment Reporting Change

Libbey presents today's financial results with an additional reporting segment. The U.S. Sourcing segment includes U.S. sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware. Libbey will now report financial results for the Americas; Europe, the Middle East and Africa (EMEA); U.S. Sourcing; and Other. The addition of U.S. Sourcing reflects the increasing importance of this segment where sales grew 11.5 percent during the fourth quarter of 2013 and 8.4 percent for the full year.

Fourth Quarter Financial Highlights

•	Sales for the fourth quarter were $221.0 million, compared to $219.1 million for the fourth quarter of 2012, an increase of 0.9 percent (0.1 percent excluding currency fluctuation).

•	Gross profit for the fourth quarter was $47.7 million, compared to $44.6 million for the fourth quarter of 2012, an increase of 7.1 percent.

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Libbey Inc.

•
Adjusted gross profit (see Table 1) for the quarter was $53.8 million, compared to $45.5 million in the prior-year quarter. A 24.3 percent adjusted gross profit margin was achieved during the fourth quarter of 2013, compared to 20.8 percent in the fourth quarter of 2012 and was the highest fourth quarter adjusted gross profit margin percentage since 2000.

•	The adjusted EBITDA margin (see Table 3) was 17.0 percent, compared to 13.6 percent in the prior-year fourth quarter.

“Fourth quarter revenues were in line with our expectations and, along with the benefits of our much improved cost platform, allowed us to achieve a 25.9 percent increase in adjusted EBITDA, compared to the fourth quarter of 2012. We remain on track with our longer-term goals, including increasing profitability, increasing cash generation and reducing leverage. Our restructuring initiatives over the last two years have strengthened our cost position considerably, and we are now focused on maintaining the hard won margin increase and profitably growing our business," said Stephanie A. Streeter, chief executive officer of Libbey Inc. Streeter continued, "We look forward to a stronger sales environment in 2014 and the opportunity to better leverage our global capabilities."

Fourth Quarter Segment Sales and Operational Review

•
Sales in the Americas segment were $154.1 million, compared to $156.3 million in the fourth quarter of 2012, a decrease of 1.4 percent. This was comprised of a 1.9 percent increase in sales in our foodservice channel, a decrease of 10.0 percent in retail and a 9.9 percent increase in the business-to-business channel.

•	Sales in the EMEA segment increased 8.2 percent (3.4 percent excluding currency impact) to $38.7 million, compared to $35.8 million in the fourth quarter of 2012.

•
Sales in U.S. Sourcing were $19.8 million in the fourth quarter of 2013, compared to $17.7 million in the prior-year quarter, as sales of World Tableware and Syracuse China flatware and dinnerware increased 11.5 percent.

•
Sales in Other were $8.5 million, compared to $9.2 million in the prior-year quarter. This decrease was the result of an 8.4 percent decrease in sales (10.7 percent excluding currency impact) in the Asia Pacific region.

•	Earnings before interest and income taxes (EBIT) increased to $23.9 million in the fourth quarter of 2013, compared to $13.6 million for the fourth quarter of 2012.

•
Adjusted EBITDA of $37.6 million (see Tables 1 and 3) was $7.7 million more than the $29.9 million reported in the prior-year quarter, an increase of 25.9 percent. The primary factors contributing to the improvement in adjusted EBITDA from the prior-year quarter include higher capacity utilization, adjusted for the furnace malfunction in Toledo, and lower labor and benefit costs partially offset by increased energy costs and higher direct material costs.

•	Interest expense decreased by $0.9 million to $7.7 million, compared to $8.6 million in the year-ago period, primarily driven by lower debt.

•
Our effective tax rate was 42.5 percent for the quarter-ended December 31, 2013, compared to 67.7 percent for the quarter-ended December 31, 2012. The effective tax rate was influenced by foreign jurisdictions with differing statutory rates, the impact of tax legislation in certain foreign jurisdictions, accruals related to uncertain tax positions, foreign withholding tax and other activity in jurisdictions with recorded valuation allowances.

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Libbey Inc.

Full Year 2013 Financial Highlights

•	Sales for the full year 2013 were $818.8 million, compared to $825.3 million for 2012, a decrease of 0.8 percent (1.8 percent excluding currency fluctuation).

•	Net income for 2013 grew to $28.5 million, compared to net income of $7.0 million during the full year 2012.

•	EBIT increased to $73.7 million during 2013, compared to $50.4 million for 2012.

•	Adjusted EBITDA was an all-time record $134.4 million, compared to $132.4 million for the year ending December 31, 2012.

•	The adjusted EBITDA margin (see Table 3) for the full year 2013 grew to 16.4 percent, which was the highest percentage in a full year since 2002, from 16.0 percent in 2012.

Full Year 2013 Segment Sales and Operational Review

•
Sales in the Americas segment were $560.8 million, compared to $580.7 million in 2012, a decrease of 3.4 percent (4.0 percent excluding currency fluctuation). This was comprised of a 0.8 percent decrease in sales in our foodservice channel, a decrease of 7.7 percent in retail and a 0.2 percent increase in the business-to-business channel.

•	Sales in the EMEA segment increased 8.7 percent (5.4 percent excluding currency impact) to $146.5 million, compared to $134.8 million in 2012.

•	Sales in U. S. Sourcing were $78.3 million in 2013, compared to $72.2 million in 2012, an increase of 8.4 percent in sales of World Tableware and Syracuse China flatware and dinnerware products.

•
Sales in Other were $33.2 million, compared to $37.5 million in the prior-year period. This decrease was the result of an 11.5 percent decrease in sales (13.0 percent excluding currency impact) in the Asia Pacific region.

•	Interest expense in 2013 decreased by $5.7 million to $32.0 million, compared to $37.7 million in 2012, primarily driven by lower interest rates.

•
Our effective tax rate was 31.8 percent for the year-ended December 31, 2013, compared to 45.0 percent for the year-ended December 31, 2012. The effective tax rate was influenced by foreign jurisdictions with differing statutory rates, the impact of tax legislation in certain foreign jurisdictions, accruals related to uncertain tax positions, foreign withholding tax and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•	Libbey continued to strengthen its balance sheet as it realized a net reduction in debt outstanding of $10.2 million during the fourth quarter, primarily as the result of debt repayment in China.

•
Libbey reported that it had available capacity of $70.5 million under its ABL credit facility as of December 31, 2013, with no loans currently outstanding. The Company also had cash on hand of $42.2 million at December 31, 2013.

•
As of December 31, 2013, working capital, defined as inventories and accounts receivable excluding a $5.0 million receivable in insurance claims less accounts payable (see Table 5), was $173.1 million, compared to $172.7 million at December 31, 2012. Working capital remained flat with the prior year, as the result of higher inventories and receivables offset by higher accounts payable.

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Sherry Buck, chief financial officer, added, "We continued to make progress on our financial goals, as outlined in our Libbey 2015 strategy, in adjusted EBITDA margins, leverage ratio and Return on Invested Capital (ROIC). We have a strong foundation to further increase our adjusted EBITDA margins in 2014 as we realize the benefits of our North American capacity realignment."

Named Culinary Partner of the Year for 2013 by Hard Rock International

Libbey reported that Hard Rock International recently named Libbey as its 2013 Culinary Partner of the Year. This award is presented to the outstanding vendor partner among all of the equipment and supplies, small wares and food companies Hard Rock works with globally.

Webcast Information

Libbey will hold a conference call for investors on Friday, February 21, 2014, at 11 a.m. Eastern Standard Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 14 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, we believe Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2013, Libbey Inc.'s net sales totaled $818.8 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 18, 2013. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with

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lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended December 31,
	2013	2012

Net sales	$221,045	$219,061
Freight billed to customers	897	683
Total revenues	221,942	219,744
Cost of sales (1)	174,202	175,171
Gross profit	47,740	44,573
Selling, general and administrative expenses (1)	28,430	31,505
Special charges (1)	240	—
Income from operations	19,070	13,068
Other income (1)	4,815	547
Earnings before interest and income taxes	23,885	13,615
Interest expense	7,739	8,642
Income before income taxes	16,146	4,973
Provision for income taxes (1)	6,861	3,366
Net income	$9,285	$1,607

Net income per share:
Basic	$0.43	$0.08
Diluted	$0.42	$0.07

Weighted average shares:
Outstanding	21,429	20,999
Diluted	21,975	21,555

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)

	Year ended December 31,
	2013	2012
	(unaudited)
Net sales	$818,811	$825,287
Freight billed to customers	3,344	3,165
Total revenues	822,155	828,452
Cost of sales (1)	634,816	633,267
Gross profit	187,339	195,185
Selling, general and administrative expenses (1)	109,981	113,896
Special charges (1)	4,859	—
Income from operations	72,499	81,289
Loss on redemption of debt (1)	(2,518)	(31,075)
Other income (1)	3,725	188
Earnings before interest and income taxes	73,706	50,402
Interest expense	32,006	37,727
Income before income taxes	41,700	12,675
Provision for income taxes (1)	13,241	5,709
Net income	$28,459	$6,966

Net income per share:
Basic	$1.34	$0.33
Diluted	$1.31	$0.33

Weighted average shares:
Outstanding	21,217	20,876
Diluted	21,742	21,315

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS:
Cash and cash equivalents	$42,208	$67,208
Accounts receivable — net	94,549	80,850
Inventories — net	163,121	157,549
Other current assets	24,838	12,997
Total current assets	324,716	318,604

Pension asset	33,615	10,196
Goodwill and purchased intangibles — net	186,704	186,794
Property, plant and equipment — net	265,662	258,154
Other assets	19,293	28,428
Total assets	$829,990	$802,176

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$79,620	$65,712
Accrued liabilities	73,821	84,268
Pension liability (current portion)	3,161	613
Non-pension postretirement benefits (current portion)	4,758	4,739
Other current liabilities	1,374	5,915
Long-term debt due within one year	5,391	4,583
Total current liabilities	168,125	165,830

Long-term debt	406,512	461,884
Pension liability	40,033	60,909
Non-pension postretirement benefits	59,065	71,468
Other liabilities	25,446	17,609
Total liabilities	699,181	777,700

Common stock and capital in excess of par value	323,580	313,586
Retained deficit	(119,611)	(148,070)
Accumulated other comprehensive loss	(73,160)	(141,040)
Total shareholders’ equity	130,809	24,476
Total liabilities and shareholders’ equity	$829,990	$802,176

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended December 31,
	2013	2012

Operating activities:
Net income	$9,285	$1,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,799	10,574
Loss on asset sales and disposals	—	152
Change in accounts receivable	(2,527)	13,684
Change in inventories	10,838	14,128
Change in accounts payable	18,189	18,372
Accrued interest and amortization of finance fees	(6,380)	(6,965)
Pension & non-pension postretirement benefits	(576)	4,994
Restructuring	(646)	—
Accrued liabilities & prepaid expenses	(4,455)	(7,420)
Income taxes	4,481	2,669
Share-based compensation expense	1,764	855
Other operating activities	1,485	(523)
Net cash provided by operating activities	41,257	52,127

Investing activities:
Additions to property, plant and equipment	(19,255)	(15,476)
Proceeds from asset sales and other	—	97
Net cash used in investing activities	(19,255)	(15,379)

Financing activities:
Borrowings on ABL credit facility	8,200	—
Repayments on ABL credit facility	(8,200)	—
Other repayments	(9,759)	(3,603)
Stock options exercised	277	938
Debt issuance costs and other	—	(441)
Net cash used in financing activities	(9,482)	(3,106)

Effect of exchange rate fluctuations on cash	222	219
Increase in cash	12,742	33,861

Cash & cash equivalents at beginning of period	29,466	33,347
Cash & cash equivalents at end of period	$42,208	$67,208

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Year ended December 31,
	2013	2012
	(unaudited)
Operating activities:
Net income	$28,459	$6,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,969	41,471
Loss on asset sales and disposals	514	446
Change in accounts receivable	(12,674)	7,187
Change in inventories	(3,932)	(10,969)
Change in accounts payable	12,190	6,285
Accrued interest and amortization of discounts and finance fees	1,496	(6,433)
Call premium on senior notes	1,350	23,602
Write-off of finance fee & discounts on senior notes and ABL	1,168	10,975
Pension & non-pension postretirement benefits	7,746	(76,344)
Restructuring	2,212	—
Accrued liabilities & prepaid expenses	(17,507)	322
Income taxes	(1,804)	1,628
Share-based compensation expense	5,063	3,321
Other operating activities	4,479	40
Net cash provided by operating activities	72,729	8,497

Investing activities:
Additions to property, plant and equipment	(49,407)	(32,720)
Proceeds from asset sales and other	81	647
Net cash used in investing activities	(49,326)	(32,073)

Financing activities:
Borrowings on ABL credit facility	51,000	—
Repayments on ABL credit facility	(51,000)	—
Other repayments	(14,270)	(23,116)
Other borrowings	6,094	1,234
(Payments on) proceeds from 6.875% senior notes	(45,000)	450,000
Payments on 10% senior notes	—	(360,000)
Call premium on senior notes	(1,350)	(23,602)
Stock options exercised	5,384	1,231
Debt issuance costs and other	—	(13,475)
Net cash (used in) provided by financing activities	(49,142)	32,272

Effect of exchange rate fluctuations on cash	739	221
(Decrease) increase in cash	(25,000)	8,917

Cash & cash equivalents at beginning of year	67,208	58,291
Cash & cash equivalents at end of year	$42,208	$67,208

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4, 5, 6, 7, 8 and 9 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended December 31,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$221,045	$—	$221,045	$219,061	$—	$219,061
Freight billed to customers	897	—	897	683	—	683
Total revenues	221,942	—	221,942	219,744	—	219,744
Cost of sales	174,202	6,011	168,191	175,171	913	174,258
Gross profit	47,740	(6,011)	53,751	44,573	(913)	45,486
Gross profit margin	21.6%		24.3%	20.3%		20.8%
Selling, general and administrative expenses	28,430	1,401	27,029	31,505	4,757	26,748
Special charges	240	240	—	—	—	—
Income from operations	19,070	(7,652)	26,722	13,068	(5,670)	18,738
Other income (expense)	4,815	3,922	893	547	—	547
Earnings before interest and income taxes	23,885	(3,730)	27,615	13,615	(5,670)	19,285
Interest expense	7,739	—	7,739	8,642	—	8,642
Income before income taxes	16,146	(3,730)	19,876	4,973	(5,670)	10,643
Provision for income taxes	6,861	(196)	7,057	3,366	—	3,366
Net income	$9,285	$(3,534)	$12,819	$1,607	$(5,670)	$7,277

Net income per share:
Basic	$0.43	$(0.17)	$0.60	$0.08	$(0.27)	$0.35
Diluted	$0.42	$(0.16)	$0.58	$0.07	$(0.26)	$0.34

Weighted average shares:
Outstanding	21,429			20,999
Diluted	21,975			21,555

	Three months ended December 31, 2013					Three months ended December 31, 2012
Special Items Detail - (Income) Expense:	Restructuring Charges (1)	Pension Settlement	Furnace Malfunction(2)	Other(3)	Total Special Items	Pension Curtailment & Settlement	Severance(4)	Total Special Items
Cost of sales	$(14)	$112	$5,913	$—	$6,011	$—	$913	$913
SG&A	—	665	—	736	1,401	4,431	326	4,757
Special charges	240	—	—	—	240	—	—	—
Other (income) expense	—	—	(3,922)	—	(3,922)	—	—	—
Income taxes	163	(300)	(115)	56	(196)	—	—	—
Total Special Items	$389	$477	$1,876	$792	$3,534	$4,431	$1,239	$5,670

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, facility.
(2) Furnace malfunction relates to loss of production and disposal of fixed assets, net of a $5.0 million insurance recovery, at our Toledo, Ohio, manufacturing facility.
(3) Other includes executive retirement and the tax impact on prior quarters' special items not present in the fourth quarter.
(4) Severance relates to implementation of our new strategic plan.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Year
(dollars in thousands, except per-share amounts)
(unaudited)
	Year ended December 31,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$818,811	$—	$818,811	$825,287	$—	$825,287
Freight billed to customers	3,344	—	3,344	3,165	—	3,165
Total revenues	822,155	—	822,155	828,452	—	828,452
Cost of sales	634,816	10,459	624,357	633,267	3,255	630,012
Gross profit	187,339	(10,459)	197,798	195,185	(3,255)	198,440
Gross profit margin	22.9%		24.2%	23.7%		24.0%
Selling, general and administrative expenses	109,981	4,345	105,636	113,896	6,201	107,695
Special charges	4,859	4,859	—	—	—	—
Income from operations	72,499	(19,663)	92,162	81,289	(9,456)	90,745
Loss on redemption of debt	(2,518)	(2,518)	—	(31,075)	(31,075)	—
Other income (expense)	3,725	3,922	(197)	188	—	188
Earnings before interest and income taxes	73,706	(18,259)	91,965	50,402	(40,531)	90,933
Interest expense	32,006	—	32,006	37,727	—	37,727
Income before income taxes	41,700	(18,259)	59,959	12,675	(40,531)	53,206
Provision for income taxes	13,241	(2,067)	15,308	5,709	(26)	5,735
Net income	$28,459	$(16,192)	$44,651	$6,966	$(40,505)	$47,471

Net income per share:
Basic	$1.34	$(0.76)	$2.10	$0.33	$(1.94)	$2.27
Diluted	$1.31	$(0.74)	$2.05	$0.33	$(1.90)	$2.23

Weighted average shares:
Outstanding	21,217			20,876
Diluted	21,742			21,315

	Year ended December 31, 2013							Year ended December 31, 2012
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Abandoned Property	Pension Settlement	Finance Fees(2)	Furnace Malfunction(3)	Executive Retirement	Total Special Items	Finance Fees(2)	Severance(4)	Pension Curtailment & Settlement	Total Special Items
Cost of sales	$1,685	$—	$424	$—	$8,350	$—	$10,459	$—	$3,255	$—	$3,255
SG&A	—	1,781	1,828		—	736	4,345	—	1,895	4,306	6,201
Special charges	4,859	—	—	—	—	—	4,859	—	—	—	—
Redemption of debt loss	—	—	—	2,518	—	—	2,518	31,075	—	—	31,075
Other (income)	—	—	—	—	(3,922)		(3,922)	—			—
Income taxes	(614)	(167)	(566)	(236)	(415)	(69)	(2,067)	—	(26)	—	(26)
Total Special Items	$5,930	$1,614	$1,686	$2,282	$4,013	$667	$16,192	$31,075	$5,124	$4,306	$40,505

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, facility.
(2) Finance fees for 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013. Finance fees for 2012 include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap.
(3) Furnace malfunction relates to loss of production and disposal of fixed assets, net of a $5.0 million insurance recovery, at our
Toledo, Ohio, manufacturing facility.
(4) Severance relates to implementation of our new strategic plan.

Table 3
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted EBITDA Margin
(dollars in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Reported net income	$9,285	$1,607	$28,459	$6,966
Add:
Interest expense	7,739	8,642	32,006	37,727
Provision for income taxes	6,861	3,366	13,241	5,709
Depreciation and amortization	9,799	10,574	43,969	41,471
EBITDA	33,684	24,189	117,675	91,873
Add: Special items before interest and taxes	3,730	5,670	18,259	40,531
Depreciation expense included in special items and also in depreciation and amortization above	166	—	(1,533)	—
Adjusted EBITDA	$37,580	$29,859	$134,401	$132,404

Net sales	$221,045	$219,061	$818,811	$825,287
Adjusted EBITDA margin	17.0%	13.6%	16.4%	16.0%

Table 4
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$41,257	$52,127	$72,729	$8,497
Capital expenditures	(19,255)	(15,476)	(49,407)	(32,720)
Proceeds from asset sales and other	—	97	81	647
Free Cash Flow	$22,002	$36,748	$23,403	$(23,576)

Table 5
Reconciliation to Working Capital
(dollars in thousands)
(unaudited)
	Year ended December 31,
	2013	2012
Add:
Accounts receivable	$94,549	$80,850
Inventories	163,121	157,549
Less: Accounts payable	79,620	65,712
Less: Receivable on furnace malfunction insurance claim	5,000	—
Working Capital	$173,050	$172,687

Table 6
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net Sales:
Americas (1)	$154,100	$156,306	$560,840	$580,734
EMEA (2)	38,741	35,809	146,455	134,778
U.S. Sourcing (3)	19,754	17,720	78,302	72,234
Other (4)	8,450	9,226	33,214	37,541
Consolidated	$221,045	$219,061	$818,811	$825,287

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
Americas (1)	$29,028	$22,125	$100,258	$95,833
EMEA (2)	2,046	(2,240)	874	(714)
U.S. Sourcing (3)	2,566	2,252	9,752	11,381
Other (4)	2,194	1,964	3,374	8,846
Segment EBIT	$35,834	$24,101	$114,258	$115,346

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$35,834	$24,101	$114,258	$115,346
Retained corporate costs (6)	(8,219)	(4,816)	(22,293)	(24,413)
Consolidated Adjusted EBIT	27,615	19,285	91,965	90,933
Loss on redemption of debt	—	—	(2,518)	(31,075)
Severance	—	(1,239)	—	(5,150)
Pension settlement and curtailment	(777)	(4,431)	(2,252)	(4,306)
Furnace malfunction	(1,991)	—	(4,428)	—
Restructuring charges	(226)	—	(6,544)	—
Abandoned property	—	—	(1,781)	—
Executive retirement	(736)	—	(736)	—
Special Items before interest and taxes	(3,730)	(5,670)	(18,259)	(40,531)
Interest expense	(7,739)	(8,642)	(32,006)	(37,727)
Income taxes	(6,861)	(3,366)	(13,241)	(5,709)
Net income	$9,285	$1,607	$28,459	$6,966

Depreciation & Amortization:
Americas (1)	$5,129	$6,413	$24,953	$24,661
EMEA (2)	2,526	2,357	10,449	9,746
U.S. Sourcing (3)	6	8	33	40
Other (4)	1,925	1,653	7,275	5,777
Corporate	213	143	1,259	1,247
Consolidated	$9,799	$10,574	$43,969	$41,471
(1) Americas—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes worldwide sales of manufactured and sourced glass tableware having and end market destination in Europe, the Middle East and Africa.
(3) U.S. Sourcing—includes U.S. sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance.
(6) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.

Table 7
Reconciliation of Quarterly 2013 Segment Information for U.S. Sourcing and Other to Conform with Year-end Presentation
(dollars in thousands)
(unaudited)
	2013 Quarter ending
	March 31	June 30	September 30	December 31	Total 2013
Net Sales:
U.S. Sourcing	$17,484	$21,196	$19,868	$19,754	$78,302
Other	8,215	8,912	7,637	8,450	33,214
Other as reported during first three quarters of 2013	$25,699	$30,108	$27,505	$28,204	$111,516

Segment Earnings Before Interest & Taxes (Segment EBIT) :
U.S. Sourcing	$1,541	$3,578	$2,067	$2,566	$9,752
Other	2,256	789	(1,865)	2,194	3,374
Other as reported during first three quarters of 2013	$3,797	$4,367	$202	$4,760	$13,126

Depreciation & Amortization:
U.S. Sourcing	$9	$9	$9	$6	$33
Other	1,374	1,398	2,578	1,925	7,275
Other as reported during first three quarters of 2013	$1,383	$1,407	$2,587	$1,931	$7,308

Table 8
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA and Debt Net of Cash to Adjusted EBITDA Ratio
(dollars in thousands)
(unaudited)
	Year ended December 31,
	2013	2012
Reported net income	$28,459	$6,966
Add:
Interest expense	32,006	37,727
Provision for income taxes	13,241	5,709
Depreciation and amortization	43,969	41,471
EBITDA	117,675	91,873
Add: Special items before interest and taxes	18,259	40,531
Depreciation expense included in special items and also in depreciation and amortization above	(1,533)	—
Adjusted EBITDA	$134,401	$132,404

Debt	$411,903	$466,467
Less: Carrying value adjustment on debt related to the Interest Rate Agreement	(1,324)	408
Gross debt	413,227	466,059
Cash	42,208	67,208
Debt net of cash	$371,019	$398,851

Debt net of cash to Adjusted EBITDA ratio	2.8 x	3.0 x

Table 9
Calculation of Return on Invested Capital (ROIC)
(dollars in thousands)
(unaudited)
Year ended December 31, 2013
Adjusted income from operations (see table 2)	$92,162
Income tax @ 30%	27,649
Adjusted income from operations after tax	$64,513

Working Capital (see table 5)	$173,050
Property, plant and equipment - net	265,662
Invested capital	$438,712

Return on Invested Capital	14.7%